UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OptimumBank Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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PROXY STATEMENT

2024 ANNUAL MEETING OF SHAREHOLDERS

GENERAL MEETING INFORMATION Date: May 29, 2024 Time: 10:00 a.m., Eastern Time

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy is revocable at your option.

Voting by the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet, you help us reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed Proxy Card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET.

VOTE BY INTERNET:

http://www.cstproxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.optimumbank.com/stockholder-information/

Have your Proxy Card in hand and follow the instructions.

OPTIMUMBANK HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2024

OPTIMUMBANK

Chairman of the Board's Letter to Shareholders

Moishe Gubin, Chairman of OptimumBank

On May 29, 2024, OptimumBank will host our annual shareholder meeting. I look forward to seeing many of our investors in person. For those unable to join us in our South Florida headquarters, this year's shareholder meeting is the first time in our bank's history that we will host this meeting on a virtual platform as well. Through our adoption of upgraded technology, we are excited to be able to welcome attendees from all over the world! ***Register to join via the live stream at https://bit.ly/OptimumBankShareholderMeeting.***

At the shareholder meeting, I will focus on our 2023 year end results as well as our recently ended first quarter and discuss our expectations for the remainder of 2024. As we will show, 2023 will go down as the greatest year in our bank's history. Our singular goal is to provide shareholder returns and we are poised to continue in 2024 the way we ended 2023, on a trajectory of income growth.

For years, OptimumBank was constrained due to challenges that the founders of the bank became embroiled in during the 2008 Great Financial Crisis. Starting with my involvement in 2010, we replaced almost every member of the management team and Board of Directors. While the hurdles we were forced to tackle over the better part of a decade were complex and immensely difficult, the experience has made our Board of Directors, as well as our management team nimble and experienced. Our leadership has a sense of trust and respect for one another, that has positioned us to work seamlessly together. The results speak for themselves, and I am fortunate to lead one of the finest Board of Directors in the industry.

The growth in 2023 was very robust, as we held our loan pricing to a spread over SOFR and achieved a net interest margin (NIM) of 3.75%. Further, we had limited income from any one-time events, and we saw our net income pre-tax and pre-allowance jump from $8.86 Million Dollars to $12.50 Million Dollars, a 41% increase over 2022.

WE'RE ALL THE BANK YOU'LL EVER NEED! 1

OPTIMUMBANK
Chairman of the Board's Letter to Shareholders

NET INTEREST MARGIN

2.89
3.14
3.56
3.53
3.75
2019
2020
2021
2022
2023

CORE: PRE-TAX, PRE-PROVISION EARNINGS

$(1,231)
$238
$4,242
$8,858
$12,506
2019
2020
2021
2022
2023

As OptimumBank has evolved, our near-term goals became more focused. In 2023, we held our grand opening for our third branch, located in North Miami Beach. Due to permitting and construction delays, attaining our certificate of occupancy has been far more challenging than expected. We will officially staff the branch and open our doors to the public in the coming days, and I will be on sight to welcome our new employees and customers.

GRAND OPENING

While we are cognizant of the expense associated with operating a physical location, we believe the North Miami Beach branch will resonate with a targeted audience, and the benefit will far exceed the cost. Our new branch will solidify our foothold with smaller businesses in an area where we are already well known. Even in advance of our official opening, we are seeing many of our current customers transferring more of their banking relationships to OptimumBank.

WE'RE ALL THE BANK YOU'LL EVER NEED! 2

OptimumBank

Chairman of the Board's Letter to Shareholders

While branch banking remains a focus for OptimumBank, we continue to make giant strides in improving customer experience through new technology. Our focus remains on assuring the best possible customer experience in the industry. In 2023 we proudly adopted Zelle, providing our customers peer-to-peer money transfer services permitting individuals to send and receive money to each other through connected bank accounts. More recently, our treasury management team upgraded their technology suite with the acquisition of PEP+ from Fiserv. This new software automates many aspects of our ACH process and permits us to service our commercial customers more vigorously.
This year, we are working towards having the capability to open a new customer account online and anticipate having this capability within the next 12 months. We also are in the process of contracting with a new vendor to overhaul our website. Further details about these plans will be presented in the coming months.

During 2023, we observed turbulence in the US banking sector, with the market having lost faith in several banking institutions. OptimumBank however, has bucked this trend. In the span of five years, OptimumBank has experienced a compound annual growth rate (CAGR) of 58% over the last five years in deposits, starting with a deposit base of just $101 Million Dollars in 2019.

More recently, our deposits grew by over 26% from year end 2022 to year end 2023, growing from $507 Million Dollars to over $639 Million Dollars. With the first quarter of 2024 behind us, I can proudly advise that this trend has continued, and we increased our deposit base by $159 Million Dollars to $798 Million Dollars in Q1. OptimumBank was early in identifying some of the risks in the banking sector. To better serve our customers, we became a member of IntraFi, which provides up to $135 Million Dollars of FDIC insurance coverage for any of our customers seeking added protection

WE'RE ALL THE BANK YOU'LL EVER NEED! 3

OPTIMUMBANK
Chairman of the Board's Letter to Shareholders

above the usual $250,000 FDIC limit. We have been thrilled with the partnership with IntraFi and routinely hear from our customers how secure they feel banking with OptimumBank because of the policies we implemented before many of the headwinds that entered the banking sector. Above, we highlighted how our treasury management team recently upgraded its software to PEP+ by Fiserv.

TOTAL DEPOSITS

$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
58.49% CAGR
$101,372
$190,759
$292,457
$507,899
$639,581
2019
2020
2021
2022
2023

This point warrants additional details to fully appreciate a business vertical that the bank has cultivated over the last four years.

OptimumBank is one of a small handful of banking institutions that serves the merchant cash advance (MCA) industry. We are the only bank to join the Revenue Based Finance Coalition, the industry's lobbying organization. This industry provides us access to over $125 Million Dollars of noninterest bearing deposits. Our ability to grow these noninterest bearing deposits is predicated on offering ACH technology that automates much of the work we previously did manually. With the implementation of PEP+ by Fiserv we are confident we can grow this vertical multifold.

The breakdown of all deposits includes 19% in CDs, 34% in money markets, 31% in noninterest bearing accounts, and 17% in NOW accounts. Our average deposit relationship is $154,000 with the top 2% of depositors representing less than 15% of deposits.

COMPOSITION BY DEPOSIT TYPE, 2019-2023

Savings Accounts
NOW Accounts
Certificates
Money Market Accounts
Noninterest Bearing Accounts
0.4%
0.4%
0.3%
0.3%
0.1%
7%
35%
47%
10%
15%
11%
43%
31%
11%
5%
41%
42%
9%
47%
12%
31%
17%
19%
34%
31%
2019
2020
2021
2022
2023

WE'RE ALL THE BANK YOU'LL EVER NEED! 4

OPTIMUMBANK
Chairman of the Board's Letter to Shareholders

Many of you know that I am the CEO and Chairman of Strawberry Fields REIT (STRW), a publicly traded REIT on the New York Stock Exchange, which owns over $1 Billion Dollars of healthcare properties. My partner of more than 20 years in that business, is also a board member of OptimumBank, providing us with a level of expertise in this business vertical. With our knowledge of some of the pressure points that operators in skilled nursing can experience, we created a lending product to benefit this industry.

In the last few years, we have increased our SNF Accounts Receivable lending program, focused on government receivables, to now include a dedicated lender. In 2023, OptimumBank closed nine SNF loans totaling nearly $38 Million Dollars. We are emerging as a leader in this space and expect the size of this segment of the loan portfolio to more than double by the end of 2024.

Previously, I said that 2023 was our best year yet, largely because we reached a core profitability of $8.46 Million Dollars without adding back provision. The consolidated net income after provision and income tax expense was $6.28 Million Dollars. The provision for loan loss in 2023 was $4.05 Million Dollars as compared to $3.47 Million Dollars in 2022. We maintained a sizeable provision in large part because of our extraordinary loan growth. If you add back the provision and tax, we made over $12.5 Million Dollars in 2023.

So far in 2024, our first quarter pre-tax and pre-provision income is $3.8 Million Dollars. In addition, we are fully allowanced, and in fact, we have a higher percentage in our allowance than many of our peers, yet we have a much lower bad debt history.

WE'RE ALL THE BANK YOU'LL EVER NEED! 5

OPTIMUMBANK
Chairman of the Board's Letter to Shareholders

EARNINGS ANALYSIS

($000s)	YE 2023	4Q23 Ann.	Illustrative 2024
Net interest income	$ 23,711	$ 28,588	$ 35,700
Loan loss provision	(4,047)	(4,306)	(5,500)
Non-interest income	3,454	4,166	6,000
Non-interest expense	(14,662)	(14,749)	(16,750)
Net income before taxes	$ 8,456	$ 13,698	$ 19,450
Income tax expense / (benefit)	(2,174)	(3,500)	(4,863)
Net income	**$ 6,282**	**$ 10,198**	**$ 14,588**
Core pre-tax, pre-provision earnings	**$ 12,503**	**$ 18,004**	**$ 24,950**
% of average assets	**1.8%**	**2.4%**	**2.8%**
Loan Yield	5.6%	6.4%	7.1%
Deposit Cost	2.0%	2.4%	2.7%
Net interest margin	3.6%	3.9%	4.2%
ROAA	0.9%	1.4%	1.6%
ROAE	9.7%	15.2%	14.6%
Core return on average assets	1.8%	2.4%	2.8%
Core return on average equity	19.2%	26.8%	25.0%
Efficiency ratio	54.0%	45.0%	40.2%

WE'RE ALL THE BANK YOU'LL EVER NEED! 6

OptimumBank

Chairman of the Board's Letter to Shareholders

$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$
59.82% CAGR
$104,242
$154,375
$251,399
$483,378
$680,075
2019
2020
2021
2022
2023

Similar to our deposit growth, in the last five years, OptimumBank has experienced a compound annual growth rate (CAGR) of 60% growth rate in lending, starting with a loan base of just $104 Million Dollars in 2019. More recently, our total loans have grown from $483 Million Dollars at the end of 2022 to $680 Million Dollars at the end of 2023, an astounding 41% growth rate. As of Q1 2024, our loan portfolio grew to $747 Million Dollars, which is an increase of 11% for the first quarter of 2024.

Our phenomenal success lies in our customer relationships, most of whom have well-established associations with someone that works for or manages OptimumBank. It has become more routine for our team to now interact with new borrowers that were referred by existing customers of the bank, a point that the Board of Directors is particularly proud of.

While we currently spend little on annual marketing, largely because our reputation has permitted us to enjoy enormous success in the last few years, we are aware that reputation alone will only carry us so far. Last year we added an employee that focuses on investor relations and marketing. Additionally, OptimumBank has made a commitment to grow our social media presence, in an effort to attract outside customers that typically would not have banked with us.

In the span of nine months, I am pleased to report that OptimumBank now has over 1,300 followers across LinkedIn, Instagram, and Facebook. We make it a point to post weekly, and many of our posts are viewed by tens of thousands of people. We expect that our marketing efforts will reinforce our bank growth and our lending limit increases.

WE'RE ALL THE BANK YOU'LL EVER NEED! 7

OptimumBank
Chairman of the Board's Letter to Shareholders

In 2023, net interest income increased by $7.88 Million Dollars or 50% over 2022. In totality, net interest income in 2023 was $23.71 Million Dollars and we are anticipating that number to be over $35 Million Dollars in 2024. OptimumBank ended 2023 with total assets of $791 Million Dollars, as compared to $585 Million Dollars for the prior year, which represents growth of $206 Million Dollars or 35%. The increase in total assets during 2023 was mainly driven by growth of $194 Million Dollars in loans. For the period ended March 31, 2024, we continued growing our loan portfolio by $75 Million Dollars to $747 million as of March 31, 2024.

Also, in 2023 our equity rose to $70 Million Dollars from $62.5 Million Dollars at year end 2022 after accumulated other comprehensive losses. Our performance has garnered a lot of institutional interest from several well-known firms. One in particular that has become a champion of the OptimumBank story beginning in Q4 2023 and extending into this year, is Alliance Bernstein.

In just the past few months, they have invested several million dollars into the bank, and now own over 7% of OptimumBank's common shares. We expect that as needed, OptimumBank will raise more capital to further our expansion, bolster our market cap and improve our float and stock price. At this point OptimumBank has access to enough capital so that we do not have any obstacles to the bank's growth.

To the extent that anyone of our current shareholders is interested in learning more about participating in future funding rounds, please feel free to reach out to our Managing Director of Investor Relations, Seth Denison, at SDenison@OptimumBank.com.

WE'RE ALL THE BANK YOU'LL EVER NEED! 8

OPTIMUMBANK
Chairman of the Board's Letter to Shareholders

Balance Sheet		2021		2022		2023
Cash	$	13,681,000	$	19,788,000	$	14,008,708
Interest Bearing Deposits & Fed Funds		45,289,000		52,048,000		62,654,460
Investments & Securities		36,227,000		26,242,000		28,068,361
Loans, Net		247,902,000		477,218,000		671,092,990
Other Assets		8,779,000		9,923,000		15,429,070
Total Assets	**$**	**351,878,000**	**$**	**585,219,000**	**$**	**791,253,589**
Deposits	$	292,457,000	$	507,899,000	$	639,871,222
Borrowings		19,775,000		12,172,000		75,600,000
Other Liabilities		1,136,000		2,568,000		5,774,467
Total Liabilities	**$**	**313,368,000**	**$**	**522,639,000**	**$**	**721,245,689**
Shareholders Equity	**$**	**38,510,000**	**$**	**62,580,000**	**$**	**70,007,899**

Based on 7,250,219 shares outstanding at 12/31/2023, we had a net Earnings Per Share (EPS) of 87 cents. In the first quarter, common shares increased to 9,634,821 shares. Most of the issuances occurred at the end of March.

For the first quarter EPS is 28 cents. For the first quarter of 2024, we introduced new preferred convertible shares, Series C Preferred Stock, which is convertible into one share of common stock, at the option of the holder. On March 28, 2024, the company sold 525,641 shares of series C preferred. Upon conversion, diluted EPS would be 28 cents. For the first quarter our equity grew from $70 million to $83.3 million. This growth is attributed to the proceeds of stock issuance, plus the net income generated during the first quarter.

EARNINGS PER SHARE

$(0.58)
$(0.27)
$1.61
$0.68
$0.87
2019
2020
2021
2022
2023

WE'RE ALL THE BANK YOU'LL EVER NEED! 9

OPTIMUMBANK
Chairman of the Board’s Letter to Shareholders

In closing, I am beaming with pride because of the enterprise we have built. I view my involvement in OptimumBank as a journey, full of both triumphs and tribulations. Last year I stood before our shareholders and apologized for neglecting the capital market persona of OptimumBank. In my own professional pursuits, I learned the lesson that managing the capital market persona of the enterprise, is a task that is wholly and apart from managing the operating company.

In both my role here at OptimumBank and as CEO and Chairman of a different public company, Strawberry Fields REIT (STRW), I am investing more time and resources to managing our public persona. I have deeper appreciation for investor education and the activities required to capture the attention of the broader investment community. I am by nature programmed to work on fundamentals, and when I became involved in our bank, we focused on getting our fundamentals down. I can attest that after many tireless years, the business is sound, growing, and enjoys a remarkable reputation.

Over the last four years, we have grown core income pre-tax & pre-provision by $11.4 Millon Dollars. We have increased deposits by $538 Million Dollars. We have increased loans by $576 Million Dollars. We have increased our employee headcount by 41 people and we have also added a new bank branch.

I speak for the entire Board of Directors and executive management team when I assure you that the fundamentals of OptimumBank are ironclad. The task ahead is to continue to share our narrative with a broader audience. We need the capital markets to judge us based on who we are as an organization today. We are on our way to accomplishing these tasks, and are laser focused on interacting with more institutions, the investor public and attracting analyst coverage. As we succeed, we will keep pushing the goals out further so that we can improve on our results and create further value for our shareholders.

Thank you,
Moishe Gubin, Chairman of OptimumBank

WE’RE ALL THE BANK YOU’LL EVER NEED! 10

OPTIMUMBANK HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 29, 2024

To the Shareholders:

The annual meeting of the shareholders of OptimumBank Holdings, Inc. will be held at the executive offices of OptimumBank, 2929 East Commercial Boulevard, Fort Lauderdale, Suite 303, Florida 33308, on Tuesday, May 29, 2024, at 10:00 a.m. for the following purposes:

1. To elect seven (7) directors;

2. To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2024; and

3. To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on April 9, 2024, are entitled to notice of, and to vote at, this meeting. Also enclosed is a copy of our Annual Report on Form 10-K for 2023, which contains important information about our company.

By order of the Board of Directors

Moishe Gubin, Chairman
Fort Lauderdale, Florida
April 29, 2024

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, or by signing, dating, and returning the enclosed proxy card will save our company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 29, 2024. Our Proxy Statement and Annual Report on Form 10-K for 2023 are available at http://www.optimumbank.com/stockholder-information/

11

OPTIMUMBANK HOLDINGS, INC.

2929 East Commercial Boulevard

Fort Lauderdale, Florida 33308

PROXY STATEMENT

2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 29, 2024

This Proxy Statement will be first mailed to shareholders on or about April 24, 2024. It is furnished in connection with the solicitation of proxies by the Board of Directors of OptimumBank Holdings, Inc. (the “Company”) to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:00 a.m. on Tuesday, May 29, 2024, at the executive offices of OptimumBank (the “Bank”), 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing and delivering another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on April 9, 2024 will be entitled to vote at the meeting on the basis of one vote for each share held. The total number of record holders of Optimumbank Holding’s common stock outstanding on the Record Date was approximately 1,149 with 9,634,821 shares of common stock outstanding.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the annual meeting take place?

The annual meeting will be held on May 29, 2024, at 10:00 a.m. (local time), at the executive offices of the Bank, 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308. Through our adoption of upgraded technology, we are excited to be able to welcome attendees from all over the world! Register to join via the live stream at https://bit.ly/OptimumBankShareholderMeeting.

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on April 9, 2024 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on three items:

1. To elect seven (7) directors (see page 15);

2. To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2024 (see page 19).

12

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote:

● By internet at http://www.cstproxyvote.com;

● If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or

● By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet?

Internet voting is available through 11:59 p.m. (Eastern Daylight Time) on Monday, May 28, 2024 (the day before the annual meeting).

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1. FOR each of the persons nominated by the Board of Directors to serve as Directors;

2. FOR ratifying the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2024.

Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize Moishe Gubin and Joel Klein of the Company to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

13

How many votes can be cast by all shareholders?

The Company had 9,634,821.08 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 4,817,412 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the ratification of the appointment of Hacker, Johnson & Smith, P.A. (Proposal No. 2), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on April 9, 2024 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of the Company’s stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

1. FOR each of the persons nominated by the Board of Directors to serve as Directors;

2. FOR ratifying the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2024.

Who can help answer my questions?

If you are a shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:

Mary Franco, Operations Assistant - (954) 900-2805

14

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently has 7 members, and directors are elected annually to one-year terms. Each of our current directors have been nominated for election by the Board to hold office until the 2025 annual meeting and the election of their successors.

All of the nominees currently serve on our Board. Each of the nominees has previously been elected by the shareholders.

The accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s Directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

Moishe Gubin, age 47, has served as a Director of the Company and OptimumBank since March 2010. Mr. Gubin is Chief Executive Officer of Strawberry Fields REIT, Inc. (NYSE American: STRW), an owner of a portfolio of healthcare properties. Mr. Gubin has been the CEO of this company and its predecessor since 2008. From 2004 to 2014, Mr. Gubin was the Chief Financial Officer and manager of Infinity Healthcare Management, LLC, a company engaged in managing skilled nursing facilities and other health care facilities. Mr. Gubin graduated from Touro Liberal Arts and Science College, in New York, New York, with a BS in Accounting and Information Systems and a Minor in Jewish Studies. Mr. Gubin is the founder of the Midwest Torah Center Inc., a non-profit spiritual outreach center (www.midwesttorah.org). He also attended Yeshiva Bais Israel where he received a BA in Talmudic Literature. Mr. Gubin has been a licensed Certified Public Accountant in the State of New York since 2010. As a long-time director and significant shareholder of the Company, Mr. Gubin brings extensive experience with the Company and a shareholder perspective to the Board. Mr. Gubin’s experience in accounting provides the Board with expertise in accounting matters and his experience as the CEO of a large healthcare company provides the Board’s with the general management expertise.

Joel Klein, age 77, became a Director of the Company and OptimumBank in February 2012. Since February 2020, Mr. Klein has also been serving as the Company’s interim Chief Financial Officer, until the Company designates his replacement. Mr. Klein worked in accounting and finance for more than 41 years, including six years as a CPA in public accounting. From 1989 to 1990, he was the Chief Financial Officer of Choice Drug Systems, Inc., a medical supply company primarily to skilled nursing facilities. From 1991 to 1994, he was a Vice-President of Equilease Corporation, an equipment leasing company. He then served as a Vice President of The Stamford Capital Group, Inc., an independent corporate advisory company, from 1994 to 2005, providing high quality advisory services to medium market clients, particularly mergers and acquisitions, divestitures, management buy outs and other strategic financial advisory services. From 2006 to 2010, he was the Chief Financial Officer of Taxi Affiliation Services, LLC, a taxi company located in Chicago, Illinois. Mr. Klein has been a private investor since 2010. Mr. Klein received a Bachelor of Science degree in Accounting from Brooklyn College in 1969. He has been licensed as a CPA in the State of New York since 1972. Mr. Klein’s significant experience in finance and accounting provides the Board with expertise in financing management and accounting issues. His long service as director also aids the Board by providing a deep understanding of the Company’s business.

Martin Z. Schmidt, age 76, became a Director of the Company and OptimumBank in August 2015. Mr. Schmidt has been in the financial and estate planning, securities and insurance industries since 1975. From 1993 to 2000, he served as a Vice President and Branch Manager for multiple branches of Advest, Inc., a major regional securities and investment management firm. In 2007, he served in a marketing capacity and liaison to the national senior accounting firms for Twenty-First Securities, Inc., introducing market based solutions for tax and corporate based problems within their institutional client base. Since 2013, he has been an independent financial consultant with National Holdings Corp/Gilman Ciocia. Mr. Schmidt served with the 423rd Military Police, U.S. Army Reserve, for five years, completed 3 years of coursework towards an MBA in Management Science and Statistics at the Lubin Graduate School of Business Administration in 1973, and graduated Brooklyn College with a B.A. in Economics in 1969. Mr. Schmidt’s significant experience in the financial services industry provides the Board with expertise in operating a financing services business.

Avi M. Zwelling, age 51, became a Director of the Company and OptimumBank in December 2017. Mr. Zwelling is the managing partner of Zwelling Law, PLLC, which has offices in Boca Raton, Florida and Chicago, Illinois. The firm handles commercial litigation, insurance defense, banking, and real estate matters. Mr. Zwelling graduated from Columbia University in New York, New York, with a B.A. in Comparative Religion, and earned a law degree from the Benjamin N. Cardozo School of Law, also in New York, New York. Mr. Zwelling has been providing legal services to the Company since 2012. As an experienced attorney, Mr. Zwelling’s knowledge and expertise in legal matters assists the Board in addressing legal issues faced by the Company.

Thomas Procelli, age 69, has served as a Director of the Company since July 2017 and OptimumBank since October 2012. Mr. Procelli is Chief Financial Officer for Better Living Solutions, a Tallahassee counseling and wellness outpatient center specializing in eating disorder treatment and offers financial institution and business support services through his firm TAP Independent Consulting. Mr. Procelli served as an Executive Vice President since the founding of OptimumBank in October 2000 through September 2015 in the positions of Chief Technology Officer and Chief Operating Officer. Mr. Procelli has been in banking for over 40 years having a diverse background in operations, information systems, compliance and audit. Outside of banking, he has worked in public accounting at the firm of Coopers and Lybrand and in mortgage origination software product development at Fiserv. He received his MBA in Finance in 1979 and his BBA degree in Accounting in 1976 from Hofstra University located in Hempstead, New York. Mr. Procelli’s 15 years of service as an executive of OptimumBank provides the Board with the benefit of his expertise in banking and accounting matters, as well as insight into the operations of OptimumBank.

15

Michael Blisko, age 48, has served as a Director since May 2021. Mr. Blisko has been the Chief Executive Officer for Infinity Healthcare Management, LLC, a company that provides consultation services to skilled nursing facilities and other health care facilities with over 10,000 beds. Mr. Blisko is currently a director of Strawberry Fields REIT, Inc. (NYSE American: STRW), an owner of a portfolio of healthcare properties. Mr. Blisko is a principal of related healthcare companies, including United Rx, a long-term pharmacy, Xcel Med, and Bella Monte Recovery. Currently, Mr. Blisko is on the national executive committee for Post-Acute Care for the American Healthcare Association (AHCA) in Washington D.C. Mr. Blisko founded and currently serves on the Board of Directors of The Ambassador Group which represents regional Post-Acute Operators serving over one hundred thousand residents throughout the country. Mr. Blisko is on the Deans Advisory Board for Hofstra University Graduate School for Health and Applied Sciences. Mr. Blisko holds a master’s degree in Healthcare Administration from Hofstra University and a BA in Talmudic Letters from Bais Yisroel, Jerusalem. As a significant shareholder of the Company, Mr. Blisko provides a shareholder perspective to the Board. Mr. Blisko’s experience as an executive of several healthcare companies provides the Board with the general management expertise.

Steven Newman, age 47, became a Director of the Company and OptimumBank in August 2022. Mr. Newman has been the Chief Executive Officer of The Newman Group, LLC, a licensed real estate brokerage firm based in South Florida which he founded in 2002. Mr. Newman is also the Chairman of the Board of Freight Factoring Specialists, LLC, a middle market, full-service factoring company serving the transportation industry, which he founded in 2015. Mr. Newman has been an active real estate investor and served as a board member of several non-profit organizations. Mr. Newman received his BA in Sociology from Queens College at the City University of New York in 1998. As an active participant in the South Florida real estate industry, Mr. Newman will provides the Company and the Bank the benefit of his experience and knowledge of the local real estate market, as well as the benefit of his ability as a successful business executive.

The following table provides the composition of our board members and nominees. Under NASDAQ rules, each NASDAQ-listed company must have, or explain why it does not have, at least two members of its Board of Directors who are “Diverse,” including (1) at least one Diverse director who self-identifies as Female; and (2) at least one Diverse director who self-identifies as an “Underrepresented Minority” or LGBTQ+. Diverse means an individual who self-identifies as female, an Underrepresented Minority, or LGBTQ+. Each of the categories listed in the below table has the meaning as it is used in NASDAQ Rule 5605(f).

Board Diversity Matrix As of December 31, 2023
Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	-	7	-	-

Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	7	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Director Independence

The Board of Directors analyzed the independence of each director and determined that Moishe Gubin, Thomas Procelli, Martin Schmidt, Avi Zwelling, Michael Blisko, and Steve Newman each meet the standards of independence under the listing standards of The NASDAQ Stock Market (“NASDAQ”).

The Board of Directors Meetings and Committees

The Company’s Board of Directors met eleven (11) times during 2023. The independent directors met once in executive session without management during 2023. Each of the current members of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served held while he has been a Director. The Company’s Board of Directors has established several standing committees, including the following:

Compensation Committee

The Compensation Committee currently consists of Moishe Gubin (Chairman), Thomas Procelli, and Avi Zwelling. Messrs. Gubin, Zwelling, and Procelli are independent under the NASDAQ listing standards. The Compensation Committee reviews and recommends to the Board of Directors the compensation arrangements for executive management and non-employee directors. The Compensation Committee met two (2) times during 2023 and operates under a written charter. A copy of the current Compensation Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

In 2023, no executive officer had a role in determining or recommending the amount or form of outside director compensation. The Compensation Committee does not delegate its authority to any other persons. The Compensation Committee does not use consultants to determine or recommend the amount or form of compensation arrangements.

Nominating Committee

The Nominating Committee currently consists of Mr. Gubin (Chairman), Mr. Procelli, and Mr. Zwelling. The committee evaluates new candidates and current directors and recommends candidates to the Board to fill vacancies occurring between annual shareholder meetings. A copy of the charter for the Nominating Committee can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

All of the director nominees of the Company set forth in the Proposal entitled “Election of Directors” were recommended by a majority of the independent directors of the Company. The Nominating Committee held two (2) meeting during 2023.

The Nominating Committee will initially consider nominating the Company’s existing directors for re-election to the Board as appropriate or other director nominees proposed, as appropriate, by the directors, and in doing so considers each director’s independence, if required, share ownership, skills, performance and attendance at a minimum of 75% of the Board and respective committee meetings. In evaluating any candidates for potential director nomination, the Nominating Committee will consider candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, relevant experience and skills, including banking, financial, real estate and/or legal expertise, who would be effective as a director in conjunction with the full Board, who would commit to attend Board and committee meetings, and whose interests are aligned with the long-term interests of the Company’s shareholders.

The Nominating Committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders. For the 2025 annual meeting, recommendations must be received by October 29, 2024. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the SEC’s proxy rules. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 annual meeting, notice must be submitted by the same deadline as disclosed above and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

17

Audit Committee

The Audit Committee of the Board of Directors is responsible for the oversight of the Company’s financial and accounting reporting processes and the audits of the Company’s financial statements. The Audit Committee is currently composed of three non-employee directors consisting of Thomas Procelli (Chairman), Martin Schmidt and Avi Zwelling. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the current Audit Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

The Board determined that all of the members of the Audit Committee were financially literate and independent in accordance with the NASDAQ listing standards applicable to audit committee members. The Board has determined that Thomas Procelli is an “audit committee financial expert” as defined by SEC rules. The Audit Committee met four (4) times during 2023. A Report from the Audit Committee is included on page XX.

Attendance by Directors at Annual Shareholders’ Meetings

The Company expects its directors to attend the annual meeting. All of the current directors attended the 2023 annual meeting (held in June 2023).

Shareholder Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to: Board of Directors, OptimumBank Holdings, Inc., at 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308, Attention: Mary Franco. All communications will be compiled by the Corporate Secretary and submitted to the members of the Board. Concerns about accounting or auditing matters or possible violations of the Company’s Code of Ethics should be reported under the procedures outlined in the Company’s Whistleblower Policy. Our Whistleblower Policy is available on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

Hedging Policy

The Company has not adopted a policy concerning hedging of the Company’s shares, although it plans to do so following the annual meeting. Accordingly, executive officers and directors of the Company are currently permitted to engage in hedging shares of the Company’s common stock, including, but not limited to, engaging in short sales or trading in puts, calls, covered calls or other derivative products.

Board Leadership Structure and Role in Risk Oversight

The Company’s policy is to separate the roles of Chairman and Chief Executive Officer of the Company. At the present time, Moishe Gubin serves as the Chairman of the Board.

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at the Company’s committee levels, the Board, as a whole, oversees the Company’s risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about the Company’s risks. The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation practices and policies.

18

ROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Hacker, Johnson & Smith, P.A. (“Hacker Johnson”) as the Company’s independent auditor for fiscal year 2024, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Hacker Johnson for ratification by shareholders as a matter of good corporate governance.

Assuming the existence of a quorum, the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote at the meeting is required to approve this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF HACKER, JOHNSON & SMITH, P.A. AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2024.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2023 with the Company’s management and has discussed with the independent auditors, Hacker, Johnson & Smith, P.A., communications pursuant to applicable auditing standards. In addition, Hacker, Johnson & Smith, P.A. has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Hacker, Johnson & Smith, P.A., the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and selected Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for 2024.

AUDIT COMMITTEE

Thomas Procelli (Chairman)

Martin Schmidt

Avi Zwelling

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INDEPENDENT ACCOUNTANTS

Hacker, Johnson & Smith, P.A., the Company’s independent registered public accounting firm, audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2023.

Audit Fees

The following table is a summary of the fees billed to the Company by Hacker, Johnson & Smith, P.A. for professional services rendered for the years ended December 31, 2022 and 2023:

Fee Category	2022 Fees	2023 Fees

Audit Fees	$91,000	$100,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Hacker, Johnson & Smith, P.A. in connection with statutory and regulatory filings or engagements.

Pre-approved Services. Consistent with SEC rules regarding auditor independence, the Company’s Audit Committee Charter requires the Audit Committee to pre-approve all audit services and non-audit services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the independent auditors, subject to the “de minimis” exceptions for non-audit services described in SEC rules that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate pre-approval authority to a member of the committee. The decisions of any committee member to whom pre-approval is delegated must be presented to the Audit Committee at its next scheduled meeting.

A representative from Hacker, Johnson & Smith, P.A., independent public auditors for the Company for 2022 and 2023, is expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

MANAGEMENT

Officers of the Company

Since June 2016, Timothy Terry, President and Chief Executive Officer of the Bank, has been acting as the Principal Executive Officer for the Company, and since February 2020, Joel Klein , a director of the Company has been acting as the Principal Financial Officer for the Company.

The background of Mr. Terry is set forth below. The background of Mr. Klein is set forth in the section of this proxy statement entitled “Proposal No. 1 – Election of Directors.”

Timothy Terry, age 68, was appointed President and Chief Executive Officer of the Bank in February 2013. Mr. Terry has been in banking for 36 years and he previously was a President/CEO of Putnam State Bank in Palatka, Florida. Prior to joining OptimumBank, he served as President, CEO and Senior Loan Officer for Enterprise Bank of Florida in North Palm Beach, Florida, and held senior lending, branch administration & sales management positions at Palm Beach National Bank & Trust, Flagler National Bank of the Palm Beaches and Comerica Bank. Mr. Terry received his BBA degree in finance from Western Michigan University located in Kalamazoo, Michigan. He is also a graduate of the American Bankers Association Stonier Graduate School of Banking at the University of Delaware.

20

MANAGEMENT COMPENSATION

The following table shows the compensation paid by the Company and the Bank for 2022 and 2023 to the persons acting as principal executive officer and principal financial officer during this period.

Summary Compensation Table

				All Other	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation($)	Compensation($)

Timothy Terry (1)	2023	$365,000	$50,000	$-	$415,000
President and Chief Executive Officer	2022	$266,000	$11,571	$-	$277,571
	2021	$250,000	$20,000	$-	$270,000

Joel Klein(2)	2023	$-	$22,400	$-	$22,400
Acting Principal Financial Officer	2022	$-	$20,000	$-	$20,000
	2021	$-	$14,100	$-	$14,100

(1)	For 2023, Mr. Terry received a restricted stock grant with a value of $50,000.

(2)	All of Mr. Klein’s compensation was in the form of director’s fee.

Stock Options

No stock options were granted to any of the executive officers in 2023 or 2022. None of the Company’s executive officers holds any stock options.

Stock Grants

In 2023, the Company made a restricted stock grant to Mr. Terry of 12,225 shares of common stock, valued at $50,000.

Director Compensation

Each Director receives compensation for serving on the Board of Directors and committees of the Board. Mr. Gubin, who serves as Chairman of the Board, receives a $15,000 as an annual retainer, and all other directors receive $7,500 as an annual retainer. Additionally, Mr. Gubin receives $1,650 for each Board meeting attended, and all other directors receive $1,100 for each Board meeting attended. For Audit Committee meetings, the Chairman receives compensation of $400 for each meeting attended, and the other members receive $300. For Compensation Committee meetings, Mr. Gubin, as Chairman, receives compensation of $350 for each meeting attended and the other members receive $200.

Mr. Gubin also receives $275,223 per year for additional services as a director, payable in shares of the Company’s common stock (based on the fair market value on the date of issuance). These additional services include his generally spending approximately one week per month in the Bank’s offices. He is also actively involved in the Bank’s marketing efforts for new loan business and deposits and in the Company’s investor relations efforts.

Director Compensation Table For 2023

	Cash	Stock		All Other
Name	Compensation($)	Awards($)		Compensation ($)	Total($)
Moishe Gubin	$39,300	$275,223	(1)	$-	$314,523
Joel Klein	22,400	-		-	22,400
Martin Schmidt	30,600	-		-	30,600
Thomas Procelli	26,500	-		-	26,500
Avi M. Zwelling	29,700	-		-	29,700
Michael Blisko	21,000	-		-	21,000
Steve Newman	11,300	-		-	11,300

Total	$180,800	$275,223		$-	$456,023

(1)	This amount represents the fair value of the stock grant made to Mr. Gubin in payment of a portion of his director’s fees in 2023.

21

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of the common stock as of April 9, 2024, for:

●	each of the directors and executive officers of the Company and the Bank;

●	all of the directors and executive officers of the Company and the Bank as a group; and

●	each other person known by the Company to own beneficially more than 5% of the Company common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The persons named in the table have sole voting and investment power or have shared voting and investment power with a spouse with respect to all shares of common stock shown as beneficially owned by them, unless otherwise indicated in these footnotes.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class[1]
Directors and Executive Officers
Moishe Gubin, Director	702,529	7.29%
Joel Klein, Director and Interim Chief Financial Officer	94,404	0.98%
Thomas Procelli, Director	3,591	0.04%
Martin Schmidt, Director	33,500	0.35%
Avi Zwelling, Director	31,118	0.32%
Steven Newman, Director	29,055	0.30%
Michael Blisko, Director	396,388	4.11%
Timothy Terry, President, Chief Executive Officer	47,349	0.49%
All directors and executive officers as a group	1,337,934	13.89%

Other Greater than 5% Shareholders
Chan Heng Fai Ambrose, Director	598,000	6.21%
AB Financial Services Opportunities	500,000	5.19%

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, to file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2023 were made on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2023, except as described below, there have been no transactions or any proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Purchase of Shares by Affiliates

None.

Loans to Officers, Directors and Affiliates

The Bank offers loans in the ordinary course of business to its directors and employees, including executive officers, their related interests and immediate family members. Applicable law and Bank policy require that these loans be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to individual employees, directors and executive officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

22

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2025 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than December 31, 2024, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2025 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by January 1, 2025, as required by SEC Rule 14a-4(c)(1).

Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. All of the costs of solicitation of proxies will be paid by the Company. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares of common stock. In addition to solicitations by mail, the Company’s directors, officers and employees, including those of the Bank, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

OTHER MATTERS

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

HOW TO OBTAIN EXHIBITS TO FORM 10-K AND OTHER INFORMATION

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023 is included with this proxy statement. We will mail without charge copies of any particular exhibit to the Company’s Form 10-K upon written request. Requests should be sent to OptimumBank Holdings, Inc., Attn: Mary Franco, 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, FL 33308. Our proxy statement, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendment to those reports, are also available free of charge through the SEC’s website, www.sec.gov.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK ★★★ EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

OPTIMUMBANK HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 28, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 7 AND FOR THREE YEARS FOR PROPOSAL 6. THIS PROXY IS SOLICITED ON BEHALF OF OPTIMUMBANK HOLDINGS, INC.'S BOARD OF DIRECTORS.

Please mark your votes like this **X**

1. To elect seven directors
   NOMINEES:
   (1) Moishe Gubin
   (2) Joel Klein
   (3) Martin Schmidt
   (4) Avi Zwelling
   (5) Thomas Procelli
   (6) Michael Blisko
   (7) Steven Newman

FOR	WITHHOLD AUTHORITY	FOR ALL
☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2024.**

Note: Please sign exactly as your name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

OPTIMUMBANK HOLDINGS, INC.

PROXY
FOR 2023 ANNUAL MEETING OF SHAREHOLDERS
MAY 29, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MOISHE GUBIN and JOEL KLEIN, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the executive offices of OptimumBank, 2929 East Commercial Boulevard, Suite 303, Fort Lauderdale, Florida 33308, on May 29, 2024, at 10:00 a.m. or any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)